UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.c. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 16, 2006

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Manchester Avenue, Anaheim, California  92802

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code:  (714) 774-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Definitive Agreement; and
Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 16, 2006 (the “Effective Date”), Iteris, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”).  The new $8.0 million line of credit with SVB, which is available until two years from the Effective Date, will replace the Company’s $5.0 million line of credit with Wells Fargo Bank (“Wells Fargo”), which expired on July 31, 2006 and was extended until October 31, 2006, and the Company’s $2.1 million term note payable with Wells Fargo, which is due May 27, 2008.  All borrowings under the Loan Agreement are secured by substantially all of the assets of the Company.

Under the terms of the Loan Agreement, the Company may borrow against its eligible accounts receivable and the value of its eligible inventory.  Interest on borrowed amounts is payable monthly at the greater of 8.50% or the current stated prime rate plus 1.25% (9.50% at September 30, 2006).  In addition, the Company is obligated to pay a monthly unused line fee of 0.25% per annum applied to the average unused portion of the maximum credit amount during the preceding month and a monthly collateral monitoring fee associated with the line of credit of $2,000.  The Loan Agreement requires the payment of a commitment fee of 0.50% of the maximum credit amount in connection with the effectiveness of the agreement and an additional 0.50% on the first anniversary of the Effective Date.  The Company is also required to pay an early termination fee equal to 2.0% of the maximum credit amount if such early termination occurs on or prior to the first anniversary of the Effective Date and 1.0% of the maximum credit amount if such early termination occurs after the first anniversary of the Effective Date.

Additionally, the Loan Agreement provides for a term loan of up to $2.2 million (which will reduce the maximum credit amount under the line of credit by the amount of such loan), which the Company intends to use to repay all amounts outstanding under the term note payable to Wells Fargo, which was $2.1 million in the aggregate (including all accrued but unpaid interest) as of October 19, 2006.  The term loan with SVB is due on May 27, 2008 and provides for monthly principal payments equal to the greater of (i) $104,600 or (ii) the principal amount of such loan divided into 20 equal installments.  Interest accrues at the greater of 8.50% or the current stated prime rate plus 1.25% (9.50% at September 30, 2006).

In the event of a default, which includes a failure to meet certain financial covenants and a material adverse change in the business, operations or condition of the Company, the Bank may, among other things, declare all obligations immediately due and payable, stop advancing money or extending credit and place a hold on any accounts maintained by the Company with SVB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 20, 2006

ITERIS, INC.,
a Delaware corporation

By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer